Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Olivia Snyder, Manager, Investor Relations
(617) 219-1410

Office Properties Income Trust Announces Fourth Quarter and Year End 2019 Results
Since January 1, 2019, Have Sold Approximately $1.0 Billion of Assets, Including 61 Properties for $869.9 Million and all of its RMR Inc. Shares for $104.7 Million
Fourth Quarter Net Income Available for Common Shareholders of $65.0 Million, or $1.35 Per Share
Fourth Quarter Normalized FFO Available for Common Shareholders of $66.4 Million, or $1.38 Per Share
Completed 779,000 Square Feet of Leasing in the Fourth Quarter and 2,934,000 Square Feet in 2019 for a 4.2% Roll-Up in Rents

Newton, MA (February 20, 2020): Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter and year ended December 31, 2019.

David Blackman, President and Chief Executive Officer of OPI, made the following statement:

“Heading into 2019, OPI set expectations that we would sell approximately $750 million of assets to reduce our leverage to a targeted net debt to adjusted EBITDAre range, and we have exceeded these goals. Since January 1, 2019, we generated asset sales proceeds of approximately $1.0 billion, including $869.9 million in aggregate proceeds from property sales and net proceeds of $104.7 million from the sale of our 2.8 million shares of The RMR Group Inc. As a result, we have reduced leverage to below the low end of our targeted range and are well positioned to acquire properties in 2020 in conjunction with our capital recycling program.

In the fourth quarter, we also continued our strong leasing momentum, entering new and renewal leases for 779,000 square feet at a slight roll-up in rent and an average lease term of more than seven years. Total leasing for the year covered more than 2.9 million square feet with occupancy increasing 140 basis points on a year over year comparison to 92.4%. As a result, occupancy was higher at the end of the year than we expected going into 2019.

We look forward to continuing to execute on our business plan in 2020, with a focus now on capital recycling and disciplined acquisitions to shape our portfolio and potentially growing our cash available for distribution to shareholders.”

Results for the Quarter Ended December 31, 2019:

Net income available for common shareholders for the quarter ended December 31, 2019 was $65.0 million, or $1.35 per diluted share, compared to net loss available for common shareholders of $57.7 million, or $2.31 per diluted share, for the quarter ended December 31, 2018. Net income available for common shareholders for the quarter ended December 31, 2019

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

includes a $71.6 million, or $1.49 per diluted share, gain on sale of real estate, partially offset by an $8.2 million, or $0.17 per diluted share, loss on impairment of real estate. Net loss available for common shareholders for the quarter ended December 31, 2018 includes: (i) a $48.2 million, or $1.93 per diluted share, unrealized loss on equity securities related to OPI's former investment in The RMR Group Inc., or RMR Inc., which was sold on July 1, 2019; (ii) an $18.7 million, or $0.75 per diluted share, loss on the sale of Select Income REIT, or SIR, shares on October 9, 2018; (iii) $10.7 million, or $0.43 per diluted share, of transaction costs related to the merger of SIR with OPI that closed on December 31, 2018, or the Merger; and (iv) a $17.0 million, or $0.68 per diluted share, reversal of previously accrued estimated business management incentive fee expense. The weighted average number of diluted common shares outstanding was 48.1 million for the quarter ended December 31, 2019 and 25.0 million for the quarter ended December 31, 2018.

Normalized funds from operations, or Normalized FFO, available for common shareholders for the quarter ended December 31, 2019 were $66.4 million, or $1.38 per diluted share, compared to Normalized FFO available for common shareholders for the quarter ended December 31, 2018 of $39.1 million, or $1.56 per diluted share.

Reconciliations of net income (loss) available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, available for common shareholders and Normalized FFO available for common shareholders for the quarters ended December 31, 2019 and 2018 appear later in this press release.

Results for the Year Ended December 31, 2019:

Net income available for common shareholders for the year ended December 31, 2019 was $30.3 million, or $0.63 per diluted share, compared to net loss available for common shareholders of $22.3 million, or $0.90 per diluted share, for the year ended December 31, 2018. Net income available for common shareholders for the year ended December 31, 2019 includes a $105.1 million, or $2.19 per diluted share, gain on sale of real estate, partially offset by (i) a $44.0 million, or $0.92 per diluted share, realized loss on equity securities related to the sale of OPI's investment in RMR Inc. on July 1, 2019, (ii) a $22.3 million, or $0.46 per diluted share, loss on impairment of real estate and (iii) certain net revenue events during the second quarter of 2019 totaling $8.2 million, or $0.17 per diluted share, including a $7.4 million early termination fee, net of expenses, related to the termination of a lease for a single tenant property located in San Jose, CA. Net loss available for common shareholders for the year ended December 31, 2018 includes: (i) an $18.7 million, or $0.75 per diluted share, loss on the sale of SIR shares sold on October 9, 2018; (ii) $14.5 million, or $0.58 per diluted share, of transaction costs related to the Merger; (iii) an $8.6 million, or $0.35 per diluted share, loss on impairment of real estate; and (iv) a $7.6 million, or $0.30 per diluted share, unrealized loss on equity securities related to OPI's former investment in RMR Inc.; partially offset by a $20.7 million, or $0.83 per diluted share, net gain on sale of real estate. The weighted average number of diluted common shares outstanding was 48.1 million for the year ended December 31, 2019 and 24.8 million for the year ended December 31, 2018.

Normalized FFO available for common shareholders for the year ended December 31, 2019 were $288.7 million, or $6.01 per diluted share, compared to Normalized FFO available for common shareholders for the year ended December 31, 2018 of $197.5 million, or $7.95 per diluted share.

Reconciliations of net income (loss) available for common shareholders determined in accordance with GAAP to FFO available for common shareholders and Normalized FFO available for common shareholders for the years ended December 31, 2019 and 2018 appear later in this press release.

Leasing and Occupancy Results:

During the quarter ended December 31, 2019, OPI entered new and renewal leases for an aggregate of 779,000 rentable square feet at weighted (by rentable square feet) average rents that were 0.4% above prior rents for the same space. The weighted (by rentable square feet) average lease term for these leases was 7.1 years and leasing concessions and capital commitments were $15.8 million, or $2.86 per square foot, per lease year.

As of December 31, 2019, 92.4% of OPI’s total rentable square feet was leased, compared to 93.3% as of September 30, 2019 and 91.0% as of December 31, 2018.

Pro Forma Same Property Results:

Pro forma results combine the results of OPI and SIR for the quarters ended December 31, 2019 and 2018 as if the Merger had occurred on January 1, 2018. Pro forma same property occupancy was 93.3% as of December 31, 2019, compared to 95.2% as of December 31, 2018. Pro Forma Same Property Cash Basis net operating income, or NOI, was $90.8 million for the quarter ended December 31, 2019, which was a 5.3% decrease compared to the same period in 2018.

Reconciliations of net income (loss) available for common shareholders determined in accordance with GAAP to Property NOI and Property Cash Basis NOI for the quarters ended December 31, 2019 and 2018 and a calculation of Pro Forma Same Property NOI and Same Property Cash Basis NOI for the quarter ended December 31, 2019 appear later in this press release.

Recent Property Disposition Activities:

Since October 1, 2019, OPI sold the following 14 properties containing a combined 1.7 million rentable square feet for an aggregate sales price of $285.1 million, excluding closing costs:

Date Sold	Location	Number of Properties	Square Feet	Gross Sales Price (1)
October 2019	Columbia, SC	3	180,703	$10,750,000
November 2019	Metro DC - MD	3	372,605	61,937,919
December 2019	San Diego, CA	1	148,488	23,750,000
December 2019	Phoenix, AZ	1	122,646	12,850,000
December 2019	Houston, TX	1	497,477	130,000,000
December 2019	Kansas City, KS	1	170,817	11,700,000
December 2019	San Jose, CA	1	75,621	13,000,000
January 2020	Stafford, VA	2	64,656	14,063,000
January 2020	Windsor, CT	1	97,256	7,000,000
		14	1,730,269	$285,050,919
(1)Gross sales price represents the gross contract price, includes purchase price adjustments, if any, and excludes closing costs.

As of February 19, 2020, OPI has also entered into agreements to sell the following three properties containing a combined 0.6 million rentable square feet for an aggregate sales price of $64.3 million, excluding closing costs:

Agreement Date	Location	Number of Properties	Square Feet	Gross Sales Price (1)
October 2019	Fairfax, VA	1	83,130	$22,200,000
November 2019	Trenton, NJ	1	267,025	30,100,000
November 2019	Lincolnshire, IL	1	222,717	12,000,000
		3	572,872	$64,300,000
(1)Gross sales price represents the gross contract price, includes purchase price adjustments, if any, and excludes closing costs.

The 64 properties OPI has sold or has under agreement to sell for an aggregate sales price of approximately $934.2 million since January 1, 2019 are at an average cap rate of 6.0%, an average age of 21 years, an average occupancy of 73% and a weighted average lease term of 4.9 years.

Recent Acquisition Activities:

On November 8, 2019, OPI acquired a land parcel for $2.9 million, excluding acquisition related costs, and in January 2020, OPI entered into an agreement to acquire a property for $11.5 million, excluding acquisition related costs, both of which are adjacent to a property OPI owns in Boston, MA.

Recent Financing Activities:

On January 3, 2020, OPI redeemed, at par plus accrued interest, all $400.0 million of its 3.60% senior unsecured notes due 2020 using cash on hand, proceeds from property sales and borrowings under its revolving credit facility.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, David Blackman, Chief Financial Officer and Treasurer, Matthew Brown, and Vice President, Christopher Bilotto, will host a conference call to discuss OPI’s fourth quarter and full year 2019 financial results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, February 27, 2020. To access the replay, dial (412) 317-0088. The replay pass code is 10137831.

A live audio webcast of the conference call will also be available in a listen only mode on OPI’s website, at www.opireit.com. Participants wanting to access the webcast should visit OPI’s website about five minutes before the call. The archived webcast will be available for replay on OPI’s website following the call for about one week. The transcription, recording and retransmission in any way of OPI’s fourth quarter conference call are strictly prohibited without the prior written consent of OPI.

Supplemental Data:

A copy of OPI’s Fourth Quarter 2019 Supplemental Operating and Financial Data is available for download at OPI’s website, www.opireit.com. OPI’s website is not incorporated as part of this press release.

Non-GAAP Financial Measures:

OPI presents certain “non-GAAP financial measures” within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO available for common shareholders, Normalized FFO available for common shareholders, Property NOI, Property Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, Pro Forma Same Property NOI and Pro Forma Same Property Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to income (loss) from continuing operations, net income (loss) and net income (loss) available for common shareholders as indicators of OPI’s operating performance or as measures of OPI’s liquidity. These measures should be considered in conjunction with income (loss) from continuing operations, net income (loss) and net income (loss) available for common shareholders as presented in OPI's consolidated statements of income (loss). OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a real estate investment trust, or REIT, along with income (loss) from continuing operations, net income (loss) and net income (loss) available for common shareholders. OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI’s operating performance between periods and with other REITs and, in the case of Property NOI, Property Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, Pro Forma Same Property NOI and Pro Forma Same Property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of OPI's properties.

Please see the pages attached hereto for a more detailed statement of OPI’s operating results and financial condition and for an explanation of OPI’s calculation of FFO available for common shareholders, Normalized FFO available for common shareholders, Property NOI, Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP. OPI’s Pro Forma Same Property Cash Basis NOI as if the Merger had occurred on January 1, 2018 also are provided in the pages attached hereto. Such pro forma financial information is not necessarily indicative of OPI’s expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in OPI’s portfolio of investments, OPI’s capital structure, OPI's property level operating expenses and revenues, including rents expected to be received pursuant to OPI’s existing leases or leases OPI may enter into, changes in interest rates and other reasons. Actual future results are likely to be different from amounts presented in the pro forma financial information and such differences could be significant.

OPI is a REIT focused on owning, operating and leasing properties primarily leased to single tenants and those with high credit quality characteristics such as government entities. OPI is managed by the operating subsidiary of RMR Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Office Properties Income Trust
Consolidated Statements of Income (Loss)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Rental income	$160,184	$103,656	$678,404	$426,560

Expenses:
Real estate taxes	18,354	12,306	73,717	49,708
Utility expenses	7,933	5,935	34,302	26,425
Other operating expenses	30,739	23,389	120,943	89,610
Depreciation and amortization	63,512	33,044	289,885	162,488
Loss on impairment of real estate (1)	8,150	2,830	22,255	8,630
Acquisition and transaction related costs (2)	—	10,695	682	14,508
General and administrative (3)	7,271	(11,516)	32,728	24,922
Total expenses	135,959	76,683	574,512	376,291

Gain on sale of real estate (4)	71,593	3,332	105,131	20,661
Dividend income	—	425	1,960	1,337
Loss on equity securities, net (5)	—	(48,229)	(44,007)	(7,552)
Interest income	198	234	1,045	639
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,476, $877, $10,740 and $3,626, respectively)	(30,032)	(20,421)	(134,880)	(89,865)
Loss on early extinguishment of debt (6)	—	(709)	(769)	(709)
Income (loss) from continuing operations before income tax (expense) benefit and equity in net losses of investees	65,984	(38,395)	32,372	(25,220)
Income tax (expense) benefit	(269)	7	(778)	(117)
Equity in net losses of investees	(686)	(1,157)	(1,259)	(2,269)
Income (loss) from continuing operations	65,029	(39,545)	30,335	(27,606)
Income (loss) from discontinued operations (7)	—	(18,150)	—	5,722
Net income (loss)	65,029	(57,695)	30,335	(21,884)
Preferred units of limited partnership distributions	—	—	—	(371)
Net income (loss) available for common shareholders	$65,029	$(57,695)	$30,335	$(22,255)

Weighted average common shares outstanding (basic and diluted)	48,094	25,027	48,062	24,830

Per common share amounts (basic and diluted):
Income (loss) from continuing operations	$1.35	$(1.58)	$0.63	$(1.13)
Income (loss) from discontinued operations	$—	$(0.73)	$—	$0.23
Net income (loss) available for common shareholders	$1.35	$(2.31)	$0.63	$(0.90)

See Notes on pages 7 and 8.

Office Properties Income Trust
Funds from Operations and Normalized Funds from Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Calculation of FFO and Normalized FFO available for common shareholders (8):
Net income (loss) available for common shareholders	$65,029	$(57,695)	$30,335	$(22,255)
Add (less): Depreciation and amortization:
Consolidated properties	63,512	33,044	289,885	162,488
Unconsolidated joint venture properties	1,345	1,920	5,903	8,203
FFO attributable to SIR investment	—	1,859	—	51,773
Loss on impairment of real estate (1)	8,150	2,830	22,255	8,630
Equity in earnings of SIR included in discontinued operations (7)	—	(515)	—	(24,358)
Gain on sale of real estate (4)	(71,593)	(3,332)	(105,131)	(20,661)
Loss on equity securities, net (5)	—	48,229	44,007	7,552
FFO available for common shareholders	66,443	26,340	287,254	171,372
Add (less): Acquisition and transaction related costs (2)	—	10,695	682	14,508
Loss on early extinguishment of debt (6)	—	709	769	709
Normalized FFO attributable to SIR investment	—	1,524	—	44,006
FFO attributable to SIR investment	—	(1,859)	—	(51,773)
Net gain on issuance of shares by SIR included in discontinued operations	—	—	—	(29)
Estimated business management incentive fees (3)	—	(16,973)	—	—
Loss on sale of SIR shares included in discontinued operations (7)	—	18,665	—	18,665
Normalized FFO available for common shareholders	$66,443	$39,101	$288,705	$197,458

Weighted average common shares outstanding (basic and diluted)	48,094	25,027	48,062	24,830

Per common share amounts (basic and diluted):
Net income (loss) available for common shareholders	$1.35	$(2.31)	$0.63	$(0.90)
FFO available for common shareholders	$1.38	$1.05	$5.98	$6.90
Normalized FFO available for common shareholders	$1.38	$1.56	$6.01	$7.95
Distributions declared per share	$0.55	$1.72	$2.20	$6.88

(1)
Loss on impairment of real estate for the three months ended December 31, 2019 includes an adjustment of $9,739 to reduce the carrying value of one property to its estimated fair value less costs to sell and a $250 loss on impairment of real estate related to the sale of three properties, offset by the recovery of impairment losses recorded in previous periods of $1,839 related to the sale of four properties. Loss on impairment of real estate for the year ended December 31, 2019 also includes adjustments totaling $11,479 to reduce the carrying value of 10 properties to their estimated fair value less costs to sell and $2,626 of losses on impairment of real estate related to the sale of 35 properties during the nine months ended September 30, 2019.

Loss on impairment of real estate for the three months ended December 31, 2018 includes an adjustment of $2,830 to reduce the carrying value of a portfolio of 34 properties to its estimated fair value less costs to sell. Loss on impairment of real estate for the year ended December 31, 2018 also includes adjustments totaling $6,122 to reduce the carrying value of four properties to their estimated fair value less costs to sell and an adjustment of $322 to increase the carrying value of one property removed from held for sale status to its estimated fair value during the nine months ended September 30, 2018.

(2)
Acquisition and transaction related costs for the three months ended December 31, 2018 and the years ended December 31, 2019 and 2018 consist of costs incurred in connection with the Merger and other related transactions.

(3)
Incentive fees under OPI’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expenses in OPI’s consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, OPI recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although OPI recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss) available for common shareholders, OPI does not include such expense in the calculation of Normalized FFO available for common shareholders until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. No business management incentive fee was payable under OPI's business management agreement for 2019 or 2018. Net loss available for common shareholders for the three months ended December 31, 2018 includes the reversal of $16,973 of previously accrued estimated business management incentive fee expense. As successor to SIR as a result of the Merger, OPI assumed the obligation to pay SIR's business management incentive fee for 2018. SIR's business management incentive fee for 2018 of $25,817 was paid by OPI in January 2019. Pursuant to GAAP, the business management incentive fee that SIR incurred for 2018 was not recorded in OPI's consolidated statement of income (loss) for the year ended December 31, 2018, but that amount was included in OPI's consolidated balance sheet as of December 31, 2018 within due to related persons.

(4)
Gain on sale of real estate for the three months ended December 31, 2019 represents a $71,593 gain on the sale of seven properties. Gain on sale of real estate for the year ended December 31, 2019 also includes a $33,538 gain on the sale of three properties during the nine months ended September 30, 2019. Gain on sale of real estate for the three months ended December 31, 2018 represents an aggregate gain of $3,332 on the sale of one property in November 2018 and the sale of a portfolio of 15 properties in December 2018. Gain on sale of real estate for the year ended December 31, 2018 also includes a $17,329 gain on the sale of one property during the nine months ended September 30, 2018.

(5)
Loss on equity securities, net represents a realized loss for the year ended December 31, 2019 for the sale of OPI's 2.8 million shares of RMR Inc. common stock on July 1, 2019, and unrealized losses for the three months and year ended December 31, 2018 to adjust the carrying value of OPI's former investment in RMR Inc. common stock to its fair value as of the end of the period.

(6)
Loss on early extinguishment of debt for the three months ended December 31, 2018 and the years ended December 31, 2019 and 2018 includes write-offs of the unamortized portion of certain discounts and issuance costs resulting from the early repayment of debt.

(7)
Income (loss) from discontinued operations includes operating results related to OPI's former equity method investment in SIR that OPI sold in October 2018. Income (loss) from discontinued operations also includes a loss of $18,665 on the sale of OPI's SIR shares.

(8)
OPI calculates FFO available for common shareholders and Normalized FFO available for common shareholders as shown above. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income (loss) available for common shareholders, calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and its proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, and the difference between FFO attributable to an equity investment and equity in earnings of SIR included in discontinued operations, but excluding impairment charges on and increases in the carrying value of real estate assets, any gain or loss on sale of real estate and equity securities, as well as certain other adjustments currently not applicable to OPI. In calculating Normalized FFO available for common shareholders, OPI adjusts for the difference between Normalized FFO attributable to an equity investment and FFO attributable to an equity investment and for the other items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by OPI’s Board of Trustees when determining the amount of distributions to OPI’s shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI’s credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI’s expectation of its future capital requirements and operating performance and OPI’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than OPI does.

Office Properties Income Trust
Calculation and Reconciliation of Property NOI, Property Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Calculation of Property NOI and Property Cash Basis NOI:
Rental income	$160,184	$103,656	$678,404	$426,560
Property operating expenses	(57,026)	(41,630)	(228,962)	(165,743)
Property NOI	103,158	62,026	449,442	260,817
Non-cash straight line rent adjustments included in rental income	(8,142)	(2,339)	(27,507)	(10,164)
Lease value amortization included in rental income	82	542	2,710	2,903
Lease termination fees included in rental income	(2)	(58)	(9,185)	(180)
Non-cash amortization included in property operating expenses (2)	(121)	(121)	(484)	(484)
Property Cash Basis NOI	$94,975	$60,050	$414,976	$252,892

Reconciliation of Net Income (Loss) Available for Common Shareholders to Property NOI and Property Cash Basis NOI:
Net income (loss) available for common shareholders	$65,029	$(57,695)	$30,335	$(22,255)
Preferred units of limited partnership distributions	—	—	—	371
Net income (loss)	65,029	(57,695)	30,335	(21,884)
(Income) loss from discontinued operations	—	18,150	—	(5,722)
Income (loss) from continuing operations	65,029	(39,545)	30,335	(27,606)
Equity in net losses of investees	686	1,157	1,259	2,269
Income tax (benefit) expense	269	(7)	778	117
Loss on early extinguishment of debt	—	709	769	709
Interest expense	30,032	20,421	134,880	89,865
Interest income	(198)	(234)	(1,045)	(639)
Loss on equity securities, net	—	48,229	44,007	7,552
Dividend income	—	(425)	(1,960)	(1,337)
Gain on sale of real estate	(71,593)	(3,332)	(105,131)	(20,661)
General and administrative	7,271	(11,516)	32,728	24,922
Acquisition and transaction related costs	—	10,695	682	14,508
Loss on impairment of real estate	8,150	2,830	22,255	8,630
Depreciation and amortization	63,512	33,044	289,885	162,488
Property NOI	103,158	62,026	449,442	260,817
Non-cash amortization included in property operating expenses (2)	(121)	(121)	(484)	(484)
Lease termination fees included in rental income	(2)	(58)	(9,185)	(180)
Lease value amortization included in rental income	82	542	2,710	2,903
Non-cash straight line rent adjustments included in rental income	(8,142)	(2,339)	(27,507)	(10,164)
Property Cash Basis NOI	$94,975	$60,050	$414,976	$252,892

Reconciliation of Property NOI to Same Property NOI (3) (4):
Rental income	$160,184	$103,656	$678,404	$426,560
Property operating expenses	(57,026)	(41,630)	(228,962)	(165,743)
Property NOI	103,158	62,026	449,442	260,817
Less: NOI of properties not included in same property results:
SIR assets acquired	(56,040)	—	(242,314)	—
Historical OPI assets	(1,698)	(16,199)	(22,945)	(68,289)
Same Property NOI	$45,420	$45,827	$184,183	$192,528

Calculation of Same Property Cash Basis NOI (3) (4):
Same Property NOI	$45,420	$45,827	$184,183	$192,528
Add: Lease value amortization included in rental income	330	621	1,400	2,425
Less: Non-cash straight line rent adjustments included in rental income	(4,263)	(1,907)	(8,682)	(8,319)
Lease termination fees included in rental income	(2)	(45)	(1,543)	(68)
Non-cash amortization included in property operating expenses (2)	(111)	(95)	(405)	(376)
Same Property Cash Basis NOI	$41,374	$44,401	$174,953	$186,190
See Notes on page 10.

(1)
The calculations of Property NOI and Property Cash Basis NOI exclude certain components of net income (loss) available for common shareholders in order to provide results that are more closely related to OPI’s property level results of operations. OPI calculates Property NOI and Property Cash Basis NOI as shown above. OPI defines Property NOI as income from its rental of real estate less its property operating expenses. Property NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Property Cash Basis NOI as Property NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that it calculates the corresponding Property Cash Basis NOI amounts, except that it only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI calculates Pro Forma Same Property NOI and Pro Forma Same Property Cash Basis NOI in the same manner it calculates the corresponding Same Property NOI and Same Property Cash Basis NOI, except that OPI calculates Pro Forma Same Property NOI and Pro Forma Same Property Cash Basis NOI as if the Merger had been completed on January 1, 2018. OPI uses Property NOI, Property Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, Pro Forma Same Property NOI and Pro Forma Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate Property NOI, Property Cash Basis NOI, Same Property NOI, Same Property Cash Basis NOI, Pro Forma Same Property NOI and Pro Forma Same Property Cash Basis NOI differently than OPI does.

(2)
OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fee expense, which is included in property operating expenses.

(3)
For the three months ended December 31, 2019 and 2018, Same Property NOI and Same Property Cash Basis NOI are based on properties OPI owned continuously since October 1, 2018 and exclude properties classified as held for sale, properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns 51% and 50% interests.

(4)
For the years ended December 31, 2019 and 2018, Same Property NOI and Same Property Cash Basis NOI are based on properties OPI owned continuously since January 1, 2018 and exclude properties classified as held for sale, properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns 51% and 50% interests.

Office Properties Income Trust
Summary Pro Forma Same Property Results (1)
(dollars and square feet in thousands)
(unaudited)

	For the Three Months Ended December 31,
OPI (Excluding SIR Properties):	2019	2018
Leasable properties	96	96
Total sq. ft. (2)	11,515	11,507
Percent leased (3)	92.9%	94.0%
Same Property Cash Basis NOI (4)	$41,374	$44,401
Same Property Cash Basis NOI % change	(6.8%)

	For the Three Months Ended December 31,
SIR Properties:	2019	2018
			Less:	Less:
		SIR Properties	Dispositions (5)	Held for Sale	Pro Forma SIR
Leasable properties (5)	86	99	(11)	(2)	86
Total sq. ft. (2)	13,201	16,538	(3,013)	(320)	13,205
Percent leased (3)	93.7%	89.3%	—%	—%	96.3%
Same Property Cash Basis NOI (4)	$49,456	$58,216	$(6,066)	$(663)	$51,487
Same Property Cash Basis NOI % change	(3.9%)

	For the Three Months Ended December 31,
Pro Forma Combined:	2019	2018
Leasable properties (6)	182	182
Total sq. ft. (2)	24,716	24,712
Percent leased (3)	93.3%	95.2%
Same Property Cash Basis NOI (4)	$90,830	$95,888
Same Property Cash Basis NOI % change	(5.3%)

(1)
OPI (excluding SIR properties) same property results for the three months ended December 31, 2019 and 2018 are based on properties owned continuously since October 1, 2018 and exclude properties classified as held for sale, properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns 51% and 50% interests. SIR properties same property results for the three months ended December 31, 2019 and 2018 are based on properties SIR owned immediately prior to the Merger and which it had owned continuously since October 1, 2018 and which OPI owned continuously since the Merger. Pro forma combined same property results combine the same property results of OPI and SIR for the three months ended December 31, 2019 and 2018, as if the Merger had occurred on January 1, 2018. See calculation of Pro Forma Same Property Cash Basis NOI for the three months ended December 31, 2019 on page 12.

(2)	Subject to changes when space is remeasured or reconfigured for tenants.

(3)
Percent leased includes (i) space being fitted out for occupancy pursuant to OPI's lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.

(4)	See page 10 for the definition of Property Cash Basis NOI, a description of why OPI believes it is an appropriate supplemental measure and a description of how OPI uses this measure.

(5)	Includes 11 former SIR properties OPI sold during the year ended December 31, 2019.

(6)	Includes one leasable land parcel.

Office Properties Income Trust
Reconciliation and Calculation of Pro Forma Same Property NOI and Same Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	For the Three Months Ended December 31, 2019
	OPI (Excluding	SIR	Pro Forma
	SIR Properties)	Properties	Combined
Reconciliation of Property NOI to Same Property NOI: (2)
Rental income	$83,638	$76,546	$160,184
Property operating expenses	(36,520)	(20,506)	(57,026)
Property NOI	47,118	56,040	103,158
Less: NOI of properties not included in same property results	(1,698)	(2,663)	(4,361)
Same Property NOI	$45,420	$53,377	$98,797

Calculation of Same Property Cash Basis NOI: (2)
Same property NOI	$45,420	$53,377	$98,797
Add: Lease value amortization included in rental income	330	(236)	94
Less: Non-cash straight line rent adjustments included in rental income	(4,263)	(3,685)	(7,948)
Lease termination fees included in rental income	(2)	—	(2)
Non-cash amortization included in property operating expenses (3)	(111)	—	(111)
Same Property Cash Basis NOI	$41,374	$49,456	$90,830

(1)
See page 10 for the definitions of Property NOI and Property Cash Basis NOI, a description of why OPI believes they are appropriate supplemental measures and a description of how OPI uses these measures.

(2)
OPI (excluding SIR properties) same property results for the three months ended December 31, 2019 are based on properties owned continuously since October 1, 2018 and exclude properties classified as held for sale, properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns 51% and 50% interests. SIR properties same property results for the three months ended December 31, 2019 are based on properties SIR owned immediately prior to the Merger and which it had owned continuously since October 1, 2018 and which OPI owned continuously since the Merger. Pro forma combined same property results combine the same property results of OPI and SIR for the three months ended December 31, 2019, as if the Merger had occurred on January 1, 2018.

(3)
OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

Office Properties Income Trust
Consolidated Balance Sheets
(dollars in thousands, except per share data)
(unaudited)

	December 31,
	2019	2018
ASSETS
Real estate properties:
Land	$840,550	$924,164
Buildings and improvements	2,652,681	3,020,472
Total real estate properties, gross	3,493,231	3,944,636
Accumulated depreciation	(387,656)	(375,147)
Total real estate properties, net	3,105,575	3,569,489
Assets of properties held for sale	70,877	253,501
Investments in unconsolidated joint ventures	39,756	43,665
Acquired real estate leases, net	732,382	1,056,558
Cash and cash equivalents	93,744	35,349
Restricted cash	6,952	3,594
Rents receivable	83,556	72,051
Deferred leasing costs, net	40,107	25,672
Other assets, net	20,187	178,704
Total assets	$4,193,136	$5,238,583

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$—	$175,000
Unsecured term loans, net	—	387,152
Senior unsecured notes, net	2,017,379	2,357,497
Mortgage notes payable, net	309,946	335,241
Liabilities of properties held for sale	14,693	4,271
Accounts payable and other liabilities	125,048	145,536
Due to related persons	7,141	34,887
Assumed real estate lease obligations, net	13,175	20,031
Total liabilities	2,487,382	3,459,615

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 48,201,941 and 48,082,903 shares issued and outstanding, respectively	482	481
Additional paid in capital	2,612,425	2,609,801
Cumulative net income	177,217	146,882
Cumulative other comprehensive income (loss)	(200)	106
Cumulative common distributions	(1,084,170)	(978,302)
Total shareholders’ equity	1,705,754	1,778,968
Total liabilities and shareholders’ equity	$4,193,136	$5,238,583

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever OPI uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, OPI is making forward-looking statements. These forward-looking statements are based upon OPI’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by OPI’s forward-looking statements as a result of various factors. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond OPI's control. For example:

•
Mr. Blackman’s statements regarding OPI’s continuing to execute on its business plan and potentially grow its cash available for distribution to shareholders may imply that OPI will continue to be able to improve its results of operations and financial condition. However, OPI’s business plan may not succeed or produce the results OPI expects and, as a result, OPI may not be able to grow its cash available for distribution,

•
Mr. Blackman’s statements that OPI has reduced its leverage to below the low end of its targeted leverage range and is well positioned to acquire properties in 2020 in conjunction with its capital recycling program may imply that OPI’s leverage will remain below or within its targeted leverage range and OPI will acquire properties in the future. However, OPI's revolving credit facility permits it to borrow, repay and reborrow amounts and OPI may seek to obtain additional debt financing in the future. As a result, OPI may not maintain its reduced leverage and its leverage may increase above its targeted leverage range in the future. In addition, OPI's ability to acquire properties is dependent in large part on when such properties become available for acquisition, its ability to successfully negotiate and compete for acquisitions, and its availability of capital to fund acquisitions. As a result, OPI may not be able to acquire properties in the future,

•
Mr. Blackman's statements regarding OPI's leasing activity and property occupancy exceeding its prior expectations may imply that OPI's leasing activity will remain strong and that the occupancies at its properties may increase. OPI's ability to realize positive leasing activity and increase or maintain the occupancy at its properties depends on various factors, including market conditions, tenants' demand for OPI's properties, the timing of lease expirations and OPI's ability to successfully compete for tenants, among other factors. As a result, OPI may not realize positive leasing activity in future periods and OPI's property occupancy may not increase and could decline,

•
OPI has entered agreements to sell three properties for an aggregate sales price of approximately $64.3 million, excluding closing costs. These sales are subject to conditions. Those conditions may not be satisfied and these sales may not occur, may be delayed or their terms may change, and

•
OPI has entered into an agreement to acquire a property adjacent to a property it owns in Boston, MA for $11.5 million, excluding acquisition related costs. This acquisition is subject to conditions. Those conditions may not be satisfied and this acquisition may not occur, may be delayed or the terms may change.

The information contained in OPI’s filings with the SEC, including under “Risk Factors” in OPI’s periodic reports, or incorporated therein, identifies other important factors that could cause OPI’s actual results to differ materially from those stated in or implied by OPI’s forward-looking statements. OPI’s filings with the SEC are available on the SEC's website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
(END)